EXECUTION VERSION
AMENDMENT NUMBER FIVE
to the
Second Amended and Restated Master Repurchase Agreement
Dated as of January 2, 2018
between
JEFFERIES FUNDING, LLC and
LOANDEPOT.COM, LLC

This AMENDMENT NUMBER FIVE (this “Amendment”) is made as of this 29th day of October, 2021, by and between Jefferies Funding, LLC (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Second Amended and Restated Master Repurchase Agreement, dated as of January 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Buyer and Seller.
WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect certain agreed upon changes set forth below; and
WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.    Amendment. Effective as of the date hereof (the “Effective Date”), Paragraph 2 of the Agreement is hereby amended by deleting the definition of “Pricing Side Letter” in its entirety and replacing it with the following:
“Pricing Side Letter” shall mean that certain Thirteenth Amended and Restated Pricing Side Letter, dated as of October 29, 2021, by and between Buyer and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.
Section 2.    Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Paragraph 23(b) of the Agreement.
Section 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
Section 4.    Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
Section 5.    Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof,
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and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.
Section 6.    Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
Section 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING, LLC, as Buyer By: _/s/ Anthony Constantine_____________ Name: Anthony Constantine Title:	LOANDEPOT.COM, LLC, as Seller By: _/s/ Patrick Flanagan_________________ Name: Patrick Flanagan Title: Chief Financial Officer

(Signature Page to Amendment Number Five to Second Amended and Restated Master Repurchase Agreement)
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